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                                                                     Exhibit 4.1

                           INDUS RIVER NETWORKS, INC.
                             STOCK INCENTIVE PROGRAM


     1. PURPOSE. The purpose of the Indus River Networks, Inc. Stock Incentive Program (the "Plan") is to provide incentives which will attract and retain highly competent persons as officers, key employees, directors and consultants of Indus River Networks, Inc. (the "Company") and its subsidiary corporations by providing them opportunities to acquire shares of the Company's common stock, $0.01 par value per share ("Common Shares") or to receive monetary payments based on the value of such stock. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action or inaction in connection with the Plan and any benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to effectuate the purposes of the Plan. No member of the Board, and no officer or employee of the Company, shall be liable for any act or failure to act hereunder, by any other member of the Board or any officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member of the Board or any officer or employee.

     3. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of 4,209,500 Common Shares, which may be authorized but unissued or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. If there is a lapse, expiration, termination or cancellation of any Incentive Stock Option, Nonqualified Stock, Option, Stock Appreciation Right or Performance Share prior to the issuance of shares thereunder, or if Common Shares are issued under a Stock Option or Stock Appreciation Right or as Restricted Stock or Performance Shares and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new benefits under this Plan.

     4. PARTICIPANTS. Participants will consist of such officers, key employees, directors and consultants of the Company as the Board, in its sole discretion, determines to be significantly responsible for the success and future growth and profitability of the Company. Designation of a participant in any year shall not require the Board to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Board shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.


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     5.   TYPES OF BENEFITS. Benefits under the Plan may be granted by the Board in its sole discretion in any one or a combination of (a) Stock Options (b)
Stock Appreciation Rights; (c) Restricted Stock; and (d) Performance Shares, all as hereinafter described.

     6. STOCK OPTIONS. Stock Options will consist of awards from the Company, in the form of agreements, which will enable the holder to purchase a specific number of Common Shares, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Board will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Board may impose from time to time, subject to the following limitations:

          (a) Exercise Price. Subject to Paragraph (e) below, each Stock Option granted hereunder shall have such per-share exercise price as the Board may determine at the date of grant.

          (b) Payment of Exercise Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by delivery to the Company of Common Shares already owned by the participant having a Fair Market Value equal in amount to the exercise price of the options being exercised or by any combination of such methods of payment. The Fair Market Value of any Common Shares which may be delivered upon exercise of an option shall be determined by the Board.

          (c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Board. In addition, Stock Options shall not be exercisable more than ten years after the date they are granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Board shall in its discretion set forth in such option at the date of grant.

          (d) Exercise of Options. Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of paragraph (c) above. To the extent that an option to purchase Common Shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

          (e) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the


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Common Shares on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

          (f) Redesignation as Nonqualified Stock Options. Options designated as Incentive Stock Options that fail to continue to meet the requirements of
Section 422 of the Code shall be redesignated as nonqualified options for Federal income tax purposes automatically without further action by the Board on the date of such failure to continue to meet the requirements of Section 422 of the Code.

          (g) Limitation of Rights in Common Shares. The recipient of a Stock Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares subject thereto except to the extent that the Stock Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

     7. STOCK APPRECIATION RIGHTS. The Board may, in its discretion, grant a Stock Appreciation Right in connection with any Stock Option granted hereunder. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Board shall determine from time to time, including the following:

          (a) A Stock Appreciation Right may be made part of a Stock Option at the time of its grant or at any time thereafter up to six months prior to its expiration.

          (b) Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the Stock Option to which it relates, an amount (in cash or in Common Shares, or a combination thereof, all in the sole discretion of the Board) equal to 100% of the excess of:

               (i) the Fair Market Value per Common Share on the date of exercise of such right, multiplied by the number of shares with respect to which the right is being exercised, over

               (ii) the aggregate option price for such number of shares.

          (c) Each Stock Appreciation Right will be exercisable at the time and to the extent the Stock Option to which it relates is exercisable.

          (d) Upon exercise of a Stock Appreciation Right, the Stock Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

          (e) Exercise of a Stock Appreciation Right will reduce the number of shares purchasable pursuant to the related option and available for issuance under the Plan to the extent of the number of shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Shares

     8. RESTRICTED STOCK. Restricted Stock awards will consist of Common Shares transferred to participants without other payment therefor as additional compensation for their services to the Company. Restricted Stock awards shall be subject to such terms and conditions as the Board determines appropriate, including, without limitation, restrictions on


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the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods.

     9. PERFORMANCE SHARES. Performance Shares shall consist of shares of Common Shares which may be earned in whole or in part of certain goals established by the Board are achieved over a period of time established by the Board, but not in any event more than five years. The goals established by the Board may include return on equity, earnings per share and such other corporation, divisional, personal or other goals as may be established by the Board in its discretion. In the event the minimum goal is not achieved at the conclusion of the period, no delivery of shares shall be made to the participant. In the event the maximum goal is achieved, 100% of the Performance Shares corresponding to the degree of achievement as determined by the Board. The Board shall have the discretion to satisfy a participant's Performance Shares by delivery of less than the number of shares earned together with a cash payment equal to the then value of the shares not delivered, but in any case other than death, disability or retirement no more than 50% of the total award earned may be paid in cash. The number of shares reserved for issuance hereunder shall be reduced by the number of Performance Shares earned even though a portion of the award is paid in cash.

     10.  ADJUSTMENT PROVISIONS.

          (a) If the Company shall at any time change the number of issued Common Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, shall not be changed.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

          (c) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition").

               (i) any participant to whom a stock option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration receivable upon such Acquisition by a holder of the number of Common Shares which might have been obtained upon exercise of such options or portion thereof, as the case may be, immediately prior to such Acquisition;

               (ii) any participant to whom a Stock Appreciation Right has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such right) thereafter and during the term of such right to receive upon


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exercise thereof the difference between the aggregate Fair Market Value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of Common Shares which might have been obtained upon exercise of the option related thereto or any portion thereof, as the case may be, immediately prior to such Acquisition and the aggregate option price of such option or portion thereof; and

               (iii) any participant to whom a Performance Share award has been granted under the Plan shall have the right (subject to the provisions of the plan and any limitations applicable to such award) thereafter and during the term of such award to receive on the date set forth in such award, the Acquisition Consideration receivable upon such Acquisition by a holder of the number of Common Shares which are covered by such award.

     The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Common Share upon consummation of an Acquisition.

     11. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant exercise or payment shall be made only:

          (a) by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

          (b) To the extent that the deceased participant was entitled thereto at the date of his death.

     12. OTHER PROVISIONS. Benefits granted under the Plan may also be subject to such other provisions (whether or not applicable to any other benefits under the Plan) as the Board, in its sole discretion, determines appropriate, including without limitation, provisions determining the effect that a termination of employment shall have on the participant's benefits, provisions for the installment purchase of Common Shares, provisions to assist the participant in financing the acquisition of Common Shares, provisions for the forfeiture of, or restrictions on resale or other disposition of Common Shares acquired under any form of benefit hereunder, provisions for the acceleration of exercisability or vesting of benefits in the event of a change of control of the Company, provisions for the payment of the value of benefits to participants in the event of a change of control of the Company, provisions for the forfeiture of, or provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan. Notwithstanding the foregoing, such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     13. FAIR MARKET VALUE. For purposes of this Plan and any benefits granted hereunder, the Fair Market Value of Common Shares shall be the amount determined in good faith by the Board from time to time as the fair market value of the Common Shares.


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     14.  WITHHOLDING. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery reasonable notice, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The Board may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of an Incentive Stock Option,
(b) a disqualifying disposition of Common Shares received upon the exercise of an Incentive Stock Option, (c) the lapse of restrictions on shares received as Restricted Stock or (d) receipt of Performance Shares, by electing to (i) have the Company withhold Common Shares, (ii) tender back Common Shares received in connection with such benefit, or (iii) deliver other previously owned Common Shares, having a Fair Market Value equal to the amount to be withheld; provided, however that the amount to be withheld shall not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined (the "Tax Date"). The Fair Market Value of the Common Shares used to pay withholding taxes is the average of the high and low price of the Common Shares on the tax date. The Fair Market Value of fractional shares remaining after payment of the withholding taxes shall be paid to the participant in cash.

     15. RIGHTS AS A SHAREHOLDER. The holder of any benefit under this Plan shall have no rights as a shareholder with respect to any Common Shares covered by such benefit (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     16. TENURE. A participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of a Stock Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time.

     17. OTHER EMPLOYEE BENEFITS. The amount of any compensation that may be deemed to be received by an participant as a result of the grant of Stock Options, Restricted Stock, Performance Shares or Stock Appreciation Rights shall not constitute compensation with respect to which any other participant benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, unless separate provision to the contrary is contained in such other plan.

     18. DURATION, AMENDMENT AND TERMINATION. No stock option or other benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any option or benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder or under any other stock option


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plan of the Company, options or rights may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan or any other stock option plan of the Company. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the shareholders of the Company, (a) materially increase the total number of shares which may be issued under the Plan, (b) materially reduce the minimum purchase price of Common Shares which may be made subject to benefits under the Plan; or (c) materially modify the requirements as to eligibility for benefits under the Plan.

     19. GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts (regardless of the law that might otherwise govern under applicable Massachusetts principles of conflict of laws).

     20. SHAREHOLDER APPROVAL. The Plan was adopted by the Board of Directors on April 1, 1997, subject to shareholder approval. The Plan and any benefits granted thereunder shall be null and void if shareholder approval is not obtained within twelve months of the adoption of the Plan by the Board of Directors. The number of Common Shares reserved for issuance under the Plan was increased to 2,709,500 by virtue of written consents of the Board of Directors and shareholders of the Company dated June 15, 1998, to 3,209,500 by virtue of written consents of the Board of Directors and shareholders dated June 30, 1999 and to 4,209,500 by virtue of written consents of the Board of Directors and shareholders dated April 27, 2000.


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